Exhibit 10.66

IDACORP, Inc. and/or Idaho Power Executive Officers
with Amended and Restated Change in Control Agreements Chart
(As of March 31, 2010)

Name	Title	Date of Agreement
J. LaMont Keen	President and Chief Executive Officer, IDACORP and Idaho Power	12/29/08
Darrel T. Anderson	Executive Vice President – Administrative Services and Chief Financial Officer, IDACORP and Idaho Power	12/23/08
Daniel B. Minor	Executive Vice President – Operations, Idaho Power	12/30/08
Rex Blackburn	Senior Vice President and General Counsel, IDACORP and Idaho Power	4/1/09
Lisa A. Grow	Senior Vice President – Power Supply, Idaho Power	12/12/08
Steven R. Keen	Vice President and Treasurer, IDACORP and Idaho Power	12/30/08
Dennis C. Gribble	Vice President and Chief Information Officer, IDACORP and Idaho Power	12/11/08
Lori D. Smith	Vice President – Corporate Planning and Chief Risk Officer, IDACORP and Idaho Power	12/31/08
Luci K. McDonald	Vice President – Human Resources, IDACORP and Idaho Power	12/20/08
Naomi Shankel	Vice President – Audit and Compliance, IDACORP and Idaho Power	12/9/08
Jeffrey L. Malmen	Vice President – Public Affairs, IDACORP and Idaho Power	12/10/08
John R. Gale	Vice President – Regulatory Affairs, Idaho Power	12/12/08
Warren Kline	Vice President – Customer Operations, Idaho Power	12/15/08
Patrick A. Harrington	Corporate Secretary, IDACORP and Idaho Power	12/9/08
N. Vern Porter*	Vice President – Delivery Engineering and Operations, Idaho Power	03/18/10

*  Change in control agreement does not include 13th month trigger or tax gross-up provisions.